Exhibit 10.1

TERMINATION
OF THE
OPERATING AGREEMENT
OF
CANADIAN HILLS WIND, LLC,

a Delaware limited liability company

Dated as of December 28, 2012

WHEREAS, a Certificate of Formation of Canadian Hills Wind, LLC, an Oklahoma limited liability company (the “Oklahoma Company”) was filed with the Office of the Secretary of State of Oklahoma on October 28, 2008;

WHEREAS, the Oklahoma Company was governed by that certain Amended and Restated Limited Liability Company Agreement dated January 31, 2012, executed by the Oklahoma Company. Atlantic Oklahoma Wind, LLC and Apex Wind Energy Holdings, LLC;

WHEREAS, (i) a Certificate of Conversion and a Certificate of Formation of the Company (as defined below) were both filed simultaneously with the Secretary of State of Delaware on March 23, 2012 to convert the Oklahoma Company into a Delaware limited liability company known as Canadian Hills Wind, LLC (the “Company”);

WHEREAS, as of March 30, 2012, the Company was governed by that certain Operating Agreement of the Company (the “Company LLC Agreement”), dated as of March 30, 2012, by Canadian Hills Holding Company, LLC, its sole and managing member (the “Managing Manager”);

WHEREAS, the Company desires to terminate the Company LLC Agreement and the Company intends that such action shall have no effect whatsoever on the legal existence of the Company in Delaware.

IT IS RESOLVED. effective as of the date hereof, that the Company LLC Agreement is hereby terminated in its entirety by the undersigned, in accordance with Section IV of such Company LLC Agreement.

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IN WITNESS WHEREOF, the undersigned has duly executed this Termination as of the date first written above.

CANADIAN HILLS HOLDING COMPANY, LLC

BY:	/s/ Terrence Ronan
Name:	Terrence Ronan
Title:	Vice President

Signature Page to Termination